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Exhibit 10.14

STOCK OPTION GRANT UNDER THE
BANK OF HAWAII CORPORATION
2004 STOCK AND INCENTIVE COMPENSATION PLAN

STOCK OPTION AGREEMENT
(FOR STOCK WITH TRANSFERABILITY LIMITATION)

        This Agreement dated                        , between Bank of Hawaii Corporation, a Delaware corporation ("Company"), with its registered office at 130 Merchant Street, Honolulu, Hawaii 96813, and                        , an employee of the Company or subsidiary of the Company ("Optionee").

        1.    Grant of Option.    The Company hereby grants to Optionee, effective as of                        ("Grant Date"), the right and option ("Option") to purchase from the Company, for a price equal to the exercise price determined as described below ("Exercise Price"), up to                        shares of Company common stock ("Company Stock" or "Shares"). This grant of Option shall be subject to the applicable terms and conditions set forth below and is being granted pursuant to the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan ("Plan") in accordance with the authority and direction of the Human Resources and Compensation Committee ("Committee") of the Company's Board of Directors. The Option shall constitute a nonqualified stock option which is not a qualified stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

        2.    Terms and Conditions of Option.

          a.    Exercise Price.    The Exercise Price shall be $            per Share, which is the fair market value per Share on the Grant Date as determined in accordance with the Plan.

          b.    Term of Option.    The term of the Option over which the Option may be exercised shall commence on the Grant Date and, subject to the provisions of Section 3.b below, shall terminate ten years thereafter. The Option shall not be exercisable after the term of the Option.

          c.    Exercisability of Option.    As to the total number of Shares with respect to which the Option is granted, the Option shall be exercisable on or after                        .

          In addition, the Option shall be fully exercisable upon the occurrence of a "Change in Control" of the Company (as described in Section 2.8 of the Plan).

        3.    Additional Terms and Conditions.

          a.    Exercise of Option; Payments for Shares.    An Option may be exercised from time to time with respect to all or any portion of the number of Shares with respect to which the Option has become exercisable by written notice to the Corporate Secretary of the Company or other authorized personnel of the Company.

          When Optionee gives notice of exercise of the Option, Optionee must pay the full Exercise Price for the Option Shares being purchased. Optionee may make payment: (i) by certified check or bank check payable to the order of the Company; or (ii) by delivering (either by actual delivery or attestation) previously acquired shares of Company common stock held by Optionee for at least six months or acquired by Optionee on the open market and having an aggregate fair market value at the time of exercise equal to the full Exercise Price; or (iii) by a combination thereof. In addition, with the approval of the Committee, the Company may cooperate with Optionee in arranging a "cashless exercise" of the Option through a broker approved by the Company, under which the broker will sell shares acquired by Optionee upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the full Exercise Price and any tax withholding required upon such exercise.

          The Option shall not be exercised for any fractional Shares and no fractional Shares shall be issued or delivered. The date of actual receipt by the Company of the notice of exercise shall be treated as the date of exercise of the Option for the Shares being purchased. If Optionee fails to pay for any Option Shares specified in the notice of exercise or fails to accept delivery of the Option Shares, the Company may terminate Optionee's rights to purchase the Option Shares.

          b.    Termination of Option.    Except as otherwise provided herein, the Option shall terminate and shall not be exercisable following Optionee's termination of employment.

          If Optionee's employment with the Company or any subsidiary terminates, the Option shall continue to be exercisable, to the extent it is exercisable on the date such employment is terminated, for three months after such termination, but in no event after the original termination date of the Option. However, if Optionee's employment terminates because of Optionee's death or "permanent and total disability" as determined under the Plan, the Option shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for 12 months after such termination, but in no event after the original termination date of the Option.

          If Optionee's employment terminates because of Optionee's death, disability, or other termination of employment with the Company or any subsidiary, and if such event occurs after Optionee attains age 62 and would be eligible for an immediate payment of an unreduced retirement allowance under the Employees' Retirement Plan of Bank of Hawaii (whether or not Optionee is actually eligible under the Retirement Plan), then the Option may be exercised during the five-year period after the death, disability, or other termination of employment, but in no event after the original termination date of the Option. Further, if Optionee dies during the five-year period after Optionee's disability or other termination of employment as described in the preceding sentence, the Option may be exercised, during the one-year period after death or the remaining portion of the applicable five-year period, whichever is longer, but in no event after the original termination date of the Option.

          If Optionee's employment with the Company or any of its subsidiaries terminates for "Cause" (as described in Section 2.7 of the Plan), the Option shall immediately terminate at such time.

          Finally, notwithstanding any other provision in this Section 3.b that would otherwise result in a later termination of the Option under the preceding two paragraphs, if Optionee's employment with the Company or any of its subsidiaries terminates (for any reason (including, but not limited to, death, disability, or retirement after age 62) prior to July 1, 2006, the Option shall continue to be exercisable, to the extent it is exercisable on the date such employment is terminated, for two business days after such termination, but in no event after the original termination date of the Option. The Option shall terminate at the end of such two business day period.

          For purposes of this Section 3.b, Optionee's employment shall not be treated as terminated in the case of continued employment with the Company or any of its subsidiaries, or a transfer of employment within or between the Company and its subsidiaries, or in the case of sick leave or other approved leaves of absences.

          c.    Option Shares Subject to Transferability Limitation.    The Option Shares acquired upon the exercise of the Option prior to July 1, 2006, shall be nontransferable, and therefore Optionee shall not offer, sell, pledge, hypothecate, encumber, or otherwise dispose of such Option Shares, during the period from the date of exercise until the earliest of: (i) July 1, 2006; (ii) the date on which Optionee's employment with the Company and its subsidiaries terminates; or (iii) the date of the occurrence of a "Change in Control" of the Company (as described in Section 2.8 of the Plan) (where such earliest date shall be referred to herein as the "Release Date"). The foregoing transferability limitation shall apply even in the case of Shares otherwise required to cover the Exercise Price in connection with a broker-assisted "cashless exercise" as described above in Section 3.a and, also, to Shares necessary to satisfy governmental withholding tax requirements as described below in Section 3.d. Notwithstanding the nontransferability limitation described above, with the approval of the Committee, Optionee may transfer the Option Shares to a revocable trust under which Optionee is both the trustee and beneficiary. Prior to the Release Date, and unless otherwise provided under the Plan and this Agreement, Optionee shall have all the rights of a stockholder of the Company with respect to the Option Shares, including the right to vote the Shares, and the right to receive any dividends and other distributions thereon.

          d.    Issuance of Shares; Registration; Withholding Taxes.    As soon as practicable after the exercise date of the Option, the Company shall cause to be issued and delivered to Optionee, or for Optionee's account, a certificate or certificates for the Option Shares purchased.

          The Company may postpone the issuance or delivery of the Shares until (i) the completion of registration or other qualification of such Shares or transaction under any state or federal law, rule or regulation, or any listing on any securities exchange, as the Company shall determine to be necessary or desirable; (ii) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (iii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the exercise of the Option. The Company shall have the right to withhold with respect to the payment of any Option Shares any taxes required to be withheld because of such payment, including the withholding of Shares otherwise payable due to exercise of the Option. Optionee shall comply with any and all legal requirements relating to Optionee's resale or other disposition of any Shares acquired under this Agreement. The certificates representing the Shares acquired pursuant to the Option may bear such legend reflecting the nontransferability limitation as described in Section 3.c above and such legend as described in Section 6, and as counsel to the Company otherwise deems appropriate to assure compliance with applicable law.

          e.    Nontransferability of Options.    The Option and this Agreement shall not be assignable or transferable by Optionee other than by will or by the laws of descent and distribution. During Optionee's lifetime, the Option and all rights of Optionee under this Agreement may be exercised only by Optionee (or by his or her legal guardian or legal representative). If the Option is exercised after Optionee's death, the Committee may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee's personal representatives and their authority and of the right of any heir or distributee to exercise the Option. Any purported transfer or assignment of the Option shall be void and of no effect, and shall give the Company the right to terminate the Option as of the date of such purported transfer or assignment. Notwithstanding the foregoing, with the approval of the Committee, Optionee may transfer the Option to a revocable trust under which Optionee is both the trustee and beneficiary.

        4.    Share Adjustments.    The number of Shares subject to the Option and the Exercise Price shall be adjusted proportionately for any increase or decrease in the number of issued shares of common stock by reason of a merger, reorganization, recapitalization, reclassification, stock split, stock dividend, or other capital adjustments under Section 4.2 of the Plan. The adjustment required shall be made by the Committee, whose determination shall be conclusive. In no event shall the adjusted Exercise Price be less than the fair market value of the adjusted shares on the Date of Grant in accordance with the requirements of Code Section 409A.

        5.    No Rights as Shareholder.    Optionee shall acquire none of the rights of a shareholder of the Company with respect to the Shares until a certificate for the Shares are issued to Optionee upon the exercise of the Option. Except as otherwise provided in Section 4 above, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such certificate is issued.

        6.    Registration of Shares.    If a registration statement under the Securities Act of 1933 with respect to the shares issuable upon exercise of any option granted under the Plan is not in effect at the time of exercise, or if a registration statement with respect to said shares to Optionee is in effect but not with respect to Optionee's resale thereof and Optionee is an "affiliate" of the Company, then, in either such case, (a) as a condition of the issuance of the shares the person exercising such Option shall give the Company a written statement, satisfactory in form and substance to the Company, acknowledging that said shares may be reoffered or resold by Optionee only pursuant to Rule 144 under the Securities Act of 1933 or pursuant to a separate registration statement under said Act and (b) the Company may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Company may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE"ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION MAY BE MADE WITHOUT APPROVAL OF COUNSEL FOR BANK OF HAWAII CORPORATION, AFFIXED TO THIS CERTIFICATE. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

        7.    Optionee Bound by Plan.    Optionee hereby acknowledges receipt of a copy of the Plan and acknowledges that Optionee shall be bound by its terms, regardless of whether such terms have been set forth in the Agreement. Notwithstanding the foregoing, if there is an inconsistency between the terms of the Plan and the terms of this Agreement, Optionee shall be bound by the terms of the Plan, which terms are incorporated herein by reference.

        8.    Employment Rights.    Neither the Plan nor the granting of the Option shall be a contract of employment with the Company or any of its subsidiaries. Optionee may be discharged from employment at any time by the employing Company or subsidiary.

        9.    Amendment.    This Agreement may be amended by the Committee at any time based on its determination that the amendment is necessary or advisable in light of any addition to, or change in, the Internal Revenue Code of 1986, as amended, or regulations issued thereunder, or any federal or state securities law or other law or regulation, or the Plan, or based on any discretionary authority of the Committee under the Plan. However, unless necessary or advisable due to a change in law, any amendment to this Agreement which has a material adverse effect on the interest of Optionee under this Agreement shall be adopted only with the consent of Optionee.

        10.    Notices.    Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee's address shown on Company records or such other address designated by Optionee by similar notice, or to the Company at its then principal office, to the attention of the Corporate Secretary of the Company. Further, such notice or other communication shall be deemed duly given when transmitted electronically to Optionee at Optionee's electronic mail address shown on Company records or, to the extent that Optionee is an active employee, through the Company's intranet.

        11.    No Advice, Warranties, or Representations.    The Company is not providing Optionee with advice, warranties, or representations regarding any of the legal or tax effects to Optionee with respect to the Option. Optionee is responsible to seek legal and tax advice from Optionee's own legal and tax advisors as may be appropriate or desirable.

        12.    Code Section 409A.    This grant of Option has been structured and is intended to meet the requirements for a stock option that does not provide for a "deferral of compensation" in accordance with Code Section 409A and underlying guidelines.

        13.    Miscellaneous.    This Agreement and the Plan set forth the final and entire agreement between the parties with respect to the subject matter hereof, which shall be governed by and shall be construed in accordance with the laws of the State of Delaware. This Agreement shall bind and benefit

Optionee, the heirs, distributees and personal representative of Optionee, and the Company and its successors and assigns.

        14.    Counterparts.    This Agreement may be signed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

BANK OF HAWAII CORPORATION
By	Its
"Company"

Name:

"Optionee"

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STOCK OPTION GRANT UNDER THE BANK OF HAWAII CORPORATION 2004 STOCK AND INCENTIVE COMPENSATION PLAN
STOCK OPTION AGREEMENT (FOR STOCK WITH TRANSFERABILITY LIMITATION)